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                                                                    EXHIBIT 99.3








         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION








              We hereby consent to (i) the inclusion of our opinion letter to the Board of Directors of Imperial Bancorp (the "Company") attached as Appendix C to the Proxy Statement/Prospectus of the Company relating to the Company's merger with Comerica Incorporated and (ii) all references to DLJ in the sections captioned "Summary--Opinion of Imperial's Financial Advisor," "The Merger--Background to the Merger," "The Merger--Reasons for the Merger and Recommendation of the Imperial Board of Directors" and "The Merger--Opinion of Imperial's Financial Advisor" of the Company's Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4 filed by Comerica Incorporated. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                           DONALDSON, LUFKIN & JENRETTE
                                             SECURITIES CORPORATION



                                           By: /s/ Tod D. Perkins
                                               --------------------------------
                                               Tod D. Perkins
                                               Managing Director

New York, New York
December 13, 2000